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                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st __day of July, 1999, (the "Effective Date") by and between Gerald E. Starr (the "Executive") and International Exchange Networks, Ltd., a Delaware corporation (the "Company").

                                   BACKGROUND
     WHEREAS the Executive has and is expected to continue to make a major contribution to the growth, profitability and financial strength of the Company; and

     WHEREAS the Company desires to retain the services of the Executive, and the Executive desires to be retained by the Company, on the terms and conditions set forth below.

     NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

                            ARTICLE I -- DEFINITIONS

     1.1 Definitions. The following terms, when used in this Agreement, shall have the following meanings, unless the context clearly requires otherwise (such definitions to be equally applicable to both the singular and plural of the defined terms):

          1.1.1  "Affiliate" means, (a) with respect to the Executive, any other
                  ---------
     Person directly or indirectly Controlling, Controlled by, or under common Control with the Executive and (b) with respect to the Company, (i) any Person which directly or indirectly beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by all outstanding securities of the Company or
     (ii) any Person with respect to which the Company beneficially owns (within the meaning of Rule 13d promulgated under the Securities Exchange Act of 1934, as amended) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by, or more than 50% of the aggregate value of, all outstanding securities or other equity interests of such Person.

          1.1.2  "Base Salary" shall have the meaning set forth in section 3.1.
                  -----------

          1.1.3  "Board" means the Board of Directors of the Company.
                  -----

          1.1.4  "Cause" means an omission, act or action or series of
                  -----
     omissions, acts or actions of the Executive which, in the determination of the Board, cause(s), constitute(s) or result(s) in:

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1.1.4.1    the Executive's material dishonesty including, without limitation, theft, fraud, embezzlement, financial misrepresentation or other similar behavior or action in his dealings with or with respect to the Company or any Affiliate thereof or entity with which the Company or any Affiliate thereof, shall be engaged in or be attempting to engage in commerce;

               1.1.4.2 the conviction of the Executive for, or the Executive's entry of a plea of guilty or nolo contendere to, the commission of a felony;

               1.1.4.3 the willful refusal of the Executive to follow the lawful directives of the Board with respect to his duties hereunder, which directives shall be consistent with his duties and position as President of the Company, as set forth in this Agreement, and which refusal is not cured by the Executive within thirty (30) calendar days after written notice from the Board of the Company to the Executive setting forth with reasonable specificity the nature thereof; or

               1.1.4.4 the material breach of any material provision of this Agreement which is not cured by the Executive within thirty (30) calendar days after written notice from the Board to the Executive setting forth with reasonable specificity the nature of such breach, unless the breach is of such nature that it cannot be cured within such thirty (30) day period, in which case such period will be extended by a reasonable amount of time if, and only if (a) such breach is curable and (b) during such thirty
               (30) day period the Executive commences good faith efforts which can reasonably be expected to cure such breach as promptly as is reasonably practicable.

          1.1.5  "Change in Control" shall mean any one of the following:
                  -----------------

               1.1.5.1 the acquisition by any person or entity, excluding, for this purpose, International Exchange Networks, Ltd., a Delaware corporation ("International Exchange Networks"), the Company, IPC Information Systems, Inc., a Delaware corporation ("IPC"), IPC Communications, Inc., a Delaware corporation ("IPCC") and Permitted Holders (International Exchange Networks, the Company, IPC, IPCC and any Permitted Holder, each a "Group Member") and any employee benefit plan of International Exchange Networks, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), of International Exchange Networks;

               1.1.5.2 the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of the Company, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of the Company;

               1.1.5.3 the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of IPC, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of IPC;

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               1.1.5.4  the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of IPCC, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of IPCC; and

               1.1.5.5 the approval by the stockholder or stockholders of any of International Exchange Networks, the Company, IPC or IPCC of
               (a) a reorganization, merger, consolidation or other business combination (other than any reorganization, merger, consolidation or other business combination with an Affiliate of the entity to be reorganized, merged, consolidated or otherwise combined) of International Exchange Networks, the Company, IPC or IPCC, respectively, in each case with respect to which the stockholder or stockholders of such entity immediately prior to consummation of such reorganization, merger, consolidation or other business combination do not, immediately thereafter, own more than 40% of the combined voting power of the outstanding Voting Securities of the surviving corporation, or (b) the sale, to a person or entity other than a Group Member, of all or substantially all of the assets of International Exchange Networks, the Company, IPC or IPCC, respectively.

     For purposes of this section 1.1.5:

                    "Affiliate" means a person or entity that directly, or
               indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

               Beneficial Ownership" shall be determined within the meaning of Rule 13d-3 promulgated under the Exchange Act.

                    "Permitted Holder" means Citicorp Venture Capital, Ltd.
               ("CVC"), its Permitted Transferees and any direct or indirect wholly-owned subsidiary of CVC.

                    "Permitted Transferee" means with respect to CVC (i)
               Citicorp and any direct or indirect wholly owned subsidiary of Citicorp and any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp, (ii) any spouse or lineal descent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (i) above and (iii) any trust, corporation or partnership of which all of the beneficiaries, beneficial (within the meaning of Rule 13d-3 promulgated under the Exchange Act) stockholders or partners, respectively, are persons or entities described in clauses (i) or
               (ii) above.

               "person" shall include persons as that term is understood under Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

                    "Voting Securities" shall be deemed to include all
               outstanding securities of a corporation that are then exchangeable or convertible into securities of that corporation entitled to vote generally in the election of

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               directors, as if same shall have been exchanged or converted into such voting securities.

          1.1.6  "Confidential Information" means:
                  ------------------------

               1.1.6.1 proprietary information, trade secrets and know-how of the Company and its Affiliates;

               1.1.6.2 confidential information relating to the business, operations, systems, networks, services, data bases, customer lists, pricing policies, business plans, marketing plans, product development plans, strategies, inventions and research of the Company or its Affiliates; and

               1.1.6.3 confidential information relating to the financial affairs and results of operations and forecasts or projections of the Company or its Affiliates;

     provided that information shall not constitute Confidential Information if such information: (i) is generally known by Persons other than the Company or its Affiliates or Persons employed by, in control of or otherwise affiliated with the Company or its Affiliates, (ii) is known by Persons other than the Company or its Affiliates or Persons employed by, in control of or otherwise affiliated with the Company or its Affiliates by reason of the action of such Person or Persons other than the Executive or any Person acting at the Executive's direction or with the Executive's consent, (iii) was known by the Executive, by lawful means, prior to the date of the Executive's employment with the Company or (iv) is compelled to be disclosed by law, regulation or legal process.

               1.1.7  "Control" (including the terms "Controlled by" and "under
                       -------
     common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

               1.1.8  "Disability" means any physical or mental condition which
                       ----------
     renders Executive incapable of performing his essential functions and duties hereunder as determined in good faith by the Board.

               1.1.9  "Effective Date" shall have the meaning set forth in the
                       --------------
          preamble.

               1.1.10  "Employment Term" shall have the meaning set forth in
                        ---------------
          section 2.2.

               1.1.11  "Good Reason" means:
                        -----------

                       1.1.11.1 the assignment to Executive, without Executive's expressed written approval, of duties or responsibilities materially inconsistent with the Executive's position of President of the Company, or any material reduction in Executive's duties, responsibilities or authority from those in effect on the date hereof;

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               1.1.11.2  the Company's failure to continue in effect any
               material benefit plan, program or policy in which Executive is participating (other than any plan, program or policy which is available to the salaried employees of the Company generally), or the taking of any action by the Company that would adversely affect Executive's participation in or materially reduce Executive's benefits under any such benefit plan, program or policy or that would deprive Executive of any material fringe benefit enjoyed by Executive; provided, however, that no Good Reason shall occur if the aggregate value of the benefit plans, programs and policies in which the Executive is participating remains substantially equivalent;

               1.1.11.3 a relocation of the Executive's primary place of employment to any location that is both (a) greater than 50 miles away from the location at which Executive is currently working, and (b) greater than 50 miles away from the Executor's primary residence, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's past business travel obligations;

               1.1.11.4 any material breach of any material provision of this Agreement by the Company; or

               1.1.11.5 the six-month anniversary of the occurrence of a Change in Control;

     which, in any case described in Section 1.1.11.1, 1.1.11.2, 1.1.11.3 or 1.1.11.4, is not cured by the Company within thirty (30) calendar days after written notice from the Executive to the Board setting forth with reasonable specificity the nature of such breach or event, unless the breach or event is of such nature that it cannot be cured within such thirty (30) day period, in which case such period will be extended by a reasonable amount of time if, and only if (a) such breach is curable and
     (b) during such thirty (30) day period the Company commences good faith efforts which can reasonably be expected to cure such breach as promptly as is reasonably practicable. For purposes of this Agreement, any action or inaction described in Section 1.1.11.1, 1.1.11.2, 1.1.11.3 or 1.1.11.4
     shall constitute Good Reason only if written notice thereof as contemplated by the preceding sentence is given within 180 days after the date on which such action or inaction first occurs (or, if later, the earliest date on which the Executive knows or reasonably should know of such action or inaction).

               1.1.12  "Initial Term" means the first period that this Agreement
                        ------------
     is in effect, as set forth in section 2.2.

               1.1.13  "Person" means an individual, corporation, partnership,
                        ------
     association, limited liability company or partnership, trust, government, governmental agency or body, or any other group or entity, no matter how organized and whether or not for profit.

          1.1.14  "Renewal Term" shall have the meaning set forth in Section
                   ------------
          2.2.

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                       ARTICLE II -- EMPLOYMENT AND TERM

     2.1 Employment. The Company employs Executive and the Executive hereby agrees to such employment by the Company during the Employment Term to serve as President of the Company, with the customary duties, authorities and responsibilities of the president of a telecommunications corporation and such other duties, authorities and responsibilities relative to the Company or its Affiliates that: (i) have been agreed upon by the Company and Executive or (ii) may from time to time be delegated to Executive by the Board.

     2.2  Employment Term.

          2.2.1  Initial Term. The "Initial Term" of this Agreement shall
                 ------------
     commence on the Effective Date, and unless sooner terminated as provided in
     Article IV, shall continue until the fourth anniversary of such date.

          2.2.2  Renewal Term. The Employment Agreement shall be extended
                 ------------
     beyond the fourth anniversary of the Effective Date only by written agreement between the Company and the Executive. For all purposes of this Agreement, the term "Renewal Term" shall mean the period covered by any such extension.

          2.2.3  Employment Term.  For all purposes of this Agreement, the term
                 ---------------
"Employment Term" shall mean the Initial Term and all Renewal Terms. Except as otherwise expressly provided in this Agreement, any reference in this Agreement to the term "Remaining Unexpired Employment Term" as of any date shall mean the period beginning on such date and ending on the earlier of (a) the last day of the Employment Term and (b) any earlier date on which the Executive's employment with the Company was terminated.

     2.3 Full Working Time. During the Employment Term, the Executive shall devote his ability and attention, all of his skill and experience and efforts during normal business hours and at such other times as the performance of his duties hereunder may reasonably require to the proper performance of his duties hereunder and to the business and affairs of the Company. During the Employment Term, the Executive, without the prior written approval of the Board, shall not, either directly or indirectly, actively participate in any other business or accept any employment or business office whatsoever, including, without limitation, serving as a director, from any other Person; provided, however, that the foregoing shall not preclude the Executive, subject to Article V, from:

          (i) serving as a director of or actually participating in any non-profit or charitable organization or

          (ii) making an investment in any other business, so long as the Executive does not actively participate in another business referred to in Section 2.3(ii) and such activity, whether described in Section 2.3(i) or 2.3(ii), does not materially interfere with the Executive's ability to perform his duties hereunder and does not constitute a conflict of interest with the Company in the reasonable opinion of the Board. The Executive may serve as an executive officer of IPC Communications, Inc., IPC

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          Information Systems, Inc. or any business entity Controlled by either of them, and such service shall not be deemed a breach of this Section 2.3.


                    ARTICLE III -- COMPENSATION AND BENEFITS

          3.1 Base Salary. During the Employment Term, as compensation for services hereunder and in consideration for the protective covenants set forth in Article V of this Agreement, Executive shall be paid an annual base salary of Two Hundred Seventy-five Thousand Dollars ($275,000) or such greater amount as may from time to time be approved by the Compensation Committee of the Board (the "Base Salary"); provided, however, that the Base Salary may be decreased if there are decreases in salary of equal or greater percentage amounts imposed on all of the Company's executive employees because the Company's financial performance dictates such decreases. Base Salary shall be paid to Executive in accordance with the Company's normal payroll practices.

          3.2 Bonus. During the Employment Term, Executive shall be eligible to receive an annual bonus that will be determined in accordance with the bonus program established by the Board from time to time. The Executive's target bonus shall not be less than One Hundred Seventy-five Thousand Dollars ($175,000).

          3.3 Stock Option. The Executive has been granted an option to purchase shares of the common stock of the Company pursuant to the IXnet, Inc. 1999 Stock Option Plan (the "Stock Plan") in accordance with the terms and conditions of the Option Grant Certificate attached to this Agreement as Exhibit A and made a part of the Agreement.

          3.4 Benefits. To the maximum extent that he is eligible under the terms of the applicable plan or program, the Executive shall participate in any and all plans or programs maintained by the Company for its employees and/or senior executives generally that provide insurance, medical benefits, retirement benefits, or similar fringe benefits. In addition, the Executive shall be entitled to four weeks of paid vacation each calendar year of the Employment Term, which must be taken in accordance with the Company's vacation policy then in effect.

          3.5  Indemnification and Insurance.

               3.5.1  D&O Insurance.  The Company shall cause the Executive to
                      -------------
     be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at its request. The coverage provided to the Executive pursuant to this section
     3.5.1 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and shall continue for so long as the Executive shall be subject to personal liability relating to such service.

               3.5.2  Indemnification.  To the maximum extent permitted under
                      ---------------
     applicable law, the Company shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of

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     the Company or any subsidiary or Affiliate thereof and shall continue for so long as the Executive shall be subject to personal liability relating to such service.

          3.6 Expenses. The Company shall pay or reimburse the Executive for reasonable business expenses actually incurred or paid by the Executive during the Employment Term, in the performance of his services hereunder; provided, however, that such expenses are consistent with the Company policy. Such payment or reimbursement is expressly conditioned upon presentation of expense statements or vouchers or other supporting documentation by the Executive in a manner that is acceptable to the Company and otherwise in accordance with the Company policy then in effect.

          3.7 Deductions. The Company shall deduct from all compensation or benefits payable pursuant to this Agreement such payroll, withholding and other taxes as may in the reasonable opinion of the Company be required by law and any such additional amounts requested in writing by the Executive.

          3.8 Total Compensation Package for All Services. The compensation and benefits set forth in this Article III are intended to comprise a comprehensive compensation and benefits package for all of the Executive's services to the Company, IPC Communications, Inc., IPC Information Systems, Inc. and any entity Controlled by any of them. Any compensation paid or any benefit provided by IPC Communications, Inc., IPC Information Systems, Inc. or any entity Controlled by any of them shall be applied to offset the Company's obligations hereunder.

                           ARTICLE IV -- TERMINATION

          4.1 General. The Company shall have the right to terminate the employment of the Executive at any time with or without Cause, and the Executive shall have the right to resign at any time with or without Good Reason, but the relative rights and obligations of the parties in the event of any such termination or resignation shall be determined under this Agreement.

          4.2  Termination Under Certain Circumstances.

               4.2.1  Termination Without Severance Benefits.  In the event the
                      --------------------------------------
     Executive's employment with the Company is terminated prior to the expiration of the Employment Term by reason of (i) the Executive's resignation without Good Reason, (ii) the Executive's death or (iii) the Executive's discharge by the Company for Cause, this Agreement shall terminate including, without limitation, the Company's obligations to provide any compensation, benefits or severance to the Executive under
     Article IV of this Agreement or otherwise, other than the Standard Termination Entitlements (as defined in section 4.4.1).

               4.2.2  Disability.  The Company may terminate the Executive's
                      ----------
     employment upon the Executive's Disability. In such event, in addition to the Standard Termination Entitlements (as defined in section 4.4.1), the Company shall continue to pay the Executive his Base Salary in accordance with the Company's normal payroll practices, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (a) the date on which long-term disability insurance benefits are first payable to him under any long-term disability insurance plan

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     covering employees of the Company and providing an annual benefit for the
     Executive at least equal to 60% of Base Salary; and (b) the date of his death; and (c) the expiration of the Remaining Unexpired Employment Term. A termination of employment due to Disability under this Section 4.2.2 shall be effected by notice of termination given to the Executive by the Company and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive.

          4.2.3  Termination with Severance Benefits. In the event that the
                 -----------------------------------
     Executive's employment with the Company is terminated by the Executive prior to the expiration of the Employment Term for Good Reason or by the Company prior to the expiration of the Employment Term other than for Cause or Disability, the Company shall pay the Standard Termination Entitlements (as defined in section 4.4.1) and the Severance Benefits (as defined in section 4.4.2); provided, however, that any payment required by this section 4.2.3 is expressly conditioned upon:

               4.2.3.1 The Executive's compliance in all material respects with the material terms of this Agreement, including, without limitation, the applicable provisions of Article V;

               4.2.3.2 The Executive's execution of a release and waiver of all claims and potential claims against the Company, its Affiliates and other related parties in a form satisfactory to the Company and that is substantially similar to the attached form; and

               4.2.3.3 The Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company or any Affiliate thereof.

          4.3 Liquidated Damages. The Company and Executive hereby stipulate that the damages which may be incurred by the Executive as a consequence of any such termination of employment are not capable of accurate measurement as of the date first above written and that the liquidated damages payments provided for in this Agreement constitute a reasonable estimate under the circumstances of, and are in full satisfaction of, all damages sustained as a consequence of any such termination of employment.

          4.4  Standard Termination Entitlements; Severance Benefits.

               4.4.1  Standard Termination Entitlements.  For all purposes of
                      ---------------------------------
         this Agreement, the Executive's "Standard Termination Entitlements" shall mean and include:

                        (a) the Executive's earned but unpaid compensation (including, without limitation, salary, bonus, and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but

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               in no event later than 30 days after the date of the Executive's termination of employment.

                        (b) the benefits, if any, due to the Executive (and the Executive's estate, surviving dependents or his designated beneficiaries) under the employee benefit plans and programs and compensation plans and programs (including stock option plans) maintained for the benefit of the officers and employees of the Company). The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

               4.4.2  Severance Benefits.  For all purposes of this Agreement,
                      ------------------
          the Executive's "Severance Benefits" shall mean and include:

                        (a) the payment of (i) the Executive's Base Salary at the annual rate of Base Salary in effect immediately prior to his termination of employment (without giving effect to any reduction in Base Salary not expressly authorized by this Agreement) for a period of twelve (12) months from the date of the Executive's termination of employment payable in accordance with the Company's normal payroll practices, plus (ii) the annual bonus (if any) earned by the Executive for the fiscal year (computed as though the Executive had remained employed through the end of such fiscal year) multiplied by a fraction, the number of which is the number of calendar months in the current fiscal year to begin before the Executive's termination of employment and the denominator of which is twelve (12), payable at the time and in the manner specified in the applicable bonus plan. The payments described in this section 4.4.2 (a) shall not commence until the release referred to in section 4.3.2.2. becomes irrevocable.

                        (b) a lump sum payment equal to any unpaid bonuses or other compensation earned for periods completed prior to the Executive's termination of employment, the payment of which is contingent on the Executive's continued employment through a date that is after the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law, but in any event within five (5) business days after the Executive's termination of employment.

                        (c) for a period of one year after termination of employment, direct payment by the Company to the carrier

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               of the premiums due for any health insurance continuation
               coverage elected by the Executive under the Company group health plans pursuant to the Consolidated Budget Reconciliation of 1985.

                        (d) (i) if termination precedes the occurrence of a
               Change in Control, full vesting (but not accelerated exercisability), as of the date of termination of employment, of all stock options outstanding to him under the Stock Plan that would have become vested under the applicable vesting schedules during the one-year period beginning on the date of termination and (ii) if termination occurs upon or after the occurrence of a Change in Control, full vesting (but not accelerated exercisability) as of the date of termination of employment of all stock options then outstanding to him under the Stock Plan.

                       ARTICLE V -- RESTRICTIVE COVENANTS

     5.1  Proprietary Information.

               5.1.1  Disclosure during the Term. The Executive shall promptly
                      --------------------------
     disclose to the Company in such form and manner as the Company may reasonably require (a) all operations, systems, services, methods, developments, inventions, improvements and other information or data pertaining to the business or activities of the Company and its Affiliates as are conceived, originated, discovered or developed by Executive (whether or not copyrighted or patented or capable of being copyrighted or patented) during the Employment Term (whether before or after the date hereof), and
     (b) such information and data pertaining to the business, operations, personnel, activities, financial affairs, and other information relating to the Company and its Affiliates and their respective customers, suppliers, employees and other persons having business dealings with the Company and its Affiliates as may be reasonably required for the Company to operate its business. It is understood that such information is proprietary in nature and shall (as between the Company and Executive) be for the exclusive use and benefit of the Company and shall be and remain the property of the Company both during the Employment Term and thereafter. If so requested by the Company, the Executive shall execute and deliver to the Company any instrument as the Company may reasonably request to effectuate the assignment of any such proprietary information to the Company. Without limiting the generality of the foregoing, the Executive hereby releases and waives and assigns to the Company any and all claims and rights which he has against the Company or any Affiliate thereof or any of the technology, "know-how," licenses or other proprietary rights or processes of the Company or any Affiliate thereof.

               5.1.2  Disclosure after the Term. In the event that the Executive
                      -------------------------
     leaves the employ of the Company for any reason, including, without limitation, the expiration of the Employment Term, the Executive shall deliver to the Company (and shall not keep in his possession, recreate or deliver to anyone other than the Company or its designee) any and all devices, records, data, notes, reports, proposals, lists, correspondence,

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

     specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company or any Affiliate thereof or any of their respective successors or assigns.

          5.2 Non-Competition. During his employment with the Company and continuing for two years thereafter (but only if the Executive's employment hereunder is terminated due to the Company's discharge of the Executive for Cause, or the Executive's voluntary resignation from his employment hereunder without Good Reason), the Executive agrees, and shall cause each Person Controlled by him to agree, that any such Person shall not, directly or indirectly, through any Person Controlled by the Executive, in any form or manner on a worldwide basis: (a) engage in any activities competitive with the business of the Company and its Affiliates for his or their own account or for the account of any other Person, or (b) become interested in any Person engaged in activities competitive with the business of the Company and its Affiliates as a partner, shareholder, member, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Executive may own, directly or indirectly, solely as a passive investment, securities of any Person if the Executive (x) is not a Person in Control of, or a member of a group that Controls, such Person and (y) does not, directly or indirectly, own 5% or more of any voting class of securities of such Person.

          5.3 Non-Solicitation. During his employment with the Company and for a period of two years thereafter, the Executive will not, directly or indirectly, use proprietary knowledge or information relating to the Company or its Affiliates obtained during the course of Executive's employment with the Company with the intention to, or which a reasonable person would construe to
(a) interfere with or disrupt any present or prospective relationship, contractual or otherwise, between the Company or its Affiliates and any customer, supplier, employee, consultant or other person having business dealings with the Company or its Affiliates, or (b) employ or solicit the employment or engagement by others of any employee or consultant of the Company or its Affiliates who was such an employee or consultant at the time of termination of the Executive's employment hereunder or within one year prior thereto.

          5.4 Non-Disclosure. Except with the prior written consent of the Company in each instance or as may be reasonably necessary to perform the Executive's services hereunder, the Executive shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after his employment with the Company, any Confidential Information relating to the Company or any Affiliate thereof acquired by him prior to, during the course of, or incident to, his employment hereunder. In the event Executive is required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process) to disclose any such Confidential Information, the Executive shall provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of such a protective order or other remedy or receipt of a waiver by the Company, the Executive is nonetheless advised by his legal counsel that he is legally compelled to disclose such Confidential Information, the Executive may, without liability hereunder, disclose only that portion of such Confidential Information which such counsel advises in writing is legally required to be disclosed.

          5.5 Reasonable Limitations. Executive acknoledges that given the nature of the Company's business the covenants contained in this Article V contain reasonable limitations as

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to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve the Company's business and to protect the Company's legitimate business interests. If, however, this Article V is determined by any court of competent jurisdiction or any arbitrator to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect, or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court or arbitrator in such action.

          5.6 Remedies for Breach. Executive acknowledges that the legal remedies for breach of the protective covenants hereunder are inadequate and therefore agrees that, in addition to all of the remedies available to the Company in the event of a breach or a threatened breach of any covenant contained in this Article V, the Company may: (i) obtain temporary, preliminary, and permanent injunctions and any other appropriate equitable relief against any and all such actions, (ii) cease as of the date of such breach or threatened breach any and all further payments to Executive pursuant to this Agreement and
(iii) recover from Executive monetary damages to the Company or any Affiliate arising from such breach or threatened breach and all costs and expenses (including reasonable attorneys' fees) incurred by the Company or any Affiliate in the enforcement of such protective covenants.

          5.7 Affiliates of the Company. The provisions of this Article V shall benefit the business and proprietary rights of the Company's Affiliates and shall be enforceable against Executive by each of such Affiliates as third party beneficiaries.

          5.8 Survival of Protective Covenants. Each covenant on the part of Executive contained in this Article V shall be construed as an agreement independent of any other provision of this Agreement, unless otherwise indicated herein, and shall survive the termination of Executive's employment under this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenant.

                        ARTICLE VI -- DISPUTE RESOLUTION

          6.1 Arbitration. Any dispute, controversy or claim, at any time arising from or relating to this Agreement, or the breach, termination or invalidity thereof (other than any dispute, controversy or claim made by the Company pursuant to Article V, which may, at the option of the Company, be submitted to any court of competent jurisdiction) shall be referred to final and binding arbitration by a panel of three arbitrators selected according to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (but not held under its auspices). In the event the arbitrator selected by the Executive and the arbitrator selected by the Company cannot, within thirty (30) days after the appointment of both, agree on a third arbitrator, he or she shall be selected by a United States District Court Judge sitting in the United States District Court for the Southern District of New York. The place of arbitration shall be New York, NY. Any arbitral award may be entered as a judgment in any court of competent jurisdiction.

                       ARTICLE VII -- GENERAL PROVISIONS

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

          7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Executive:



If to the Company:      International Exchange Networks, Ltd.
                        Wall Street Plaza
                        88 Pine Street - 15th Floor
                        New York, NY 10005
                        Attn:  Chairman of the Board
                        Fax No.: (212) 858-7959

with copy to:           Thacher Proffitt & Wood
                        Two World Trade Center, 39th Floor
                        New York, NY  1048
                        Attn:  Thomas N. Talley
                        Fax No.:  (212) 432-7152

or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

          7.2 Entire Agreement. This Agreement shall constitute the entire agreement between the Executive and the Company with respect to the Company's employment of the Executive and supersedes any and all prior agreements and understandings, written or oral, with respect thereto.

          7.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by
(a) an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced, and (b) in the case of the Company, such amendment or waiver also must be duly authorized by an appropriate resolution of the Board.

          7.4 Successors and Assigns. The Company shall have the right to assign this Agreement. The personal services of the Executive are the subject of this Agreement and no part of his rights or obligations hereunder may be assigned, transferred, pledged or encumbered by the Executive. This Agreement shall inure to the benefit of, and be binding upon (a) the parties hereto, (b) the heirs, administrators, executors and personal representatives of the Executive and (c) the successors and assigns of the Company as provided herein.

          7.5 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers

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

and consents hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any conflicts of law provisions or rule, that would cause the application of the laws of any other jurisdiction.

          7.6 Severability. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

          7.7 No Conflicts. The Executive represents to the Company that the execution, delivery and performance by the Executive of this Agreement does not and will not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is or was a party or of which the Executive is or should be aware.

          7.8 Survival. The rights and obligations of the Company and Executive pursuant to Articles IV, V and VI shall survive the termination of the Executive's employment with the Company and the expiration of the Employment Term.

          7.9 Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.11 Non-duplication. In the event that the Executive shall perform services for any Affiliate of the Company or any other direct or indirect subsidiary or affiliate of the Company or any Affiliate, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, its Affiliates and all of their respective direct or indirect subsidiaries and affiliates.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                        Gerald E. Starr


                                        International Exchange Networks, Ltd.


                                        By:
                                        Name:
                                        Title:

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